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                                  Exhibit 10.5

                 AGREEMENT FOR SEVERANCE UPON CHANGE IN CONTROL


        THIS AGREEMENT is made and entered into as of the 25th day of March, 1998, by and among SKANEATELES BANCORP, INC., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, SKANEATELES SAVINGS BANK (the "Bank"), each having its principal place of business at 33 East Genesee Street, Skaneateles, New York 13152-0460, and William J. Welch, residing at 60 E. Elizabeth Street, Skaneateles, NY 13152 ("Employee").

        In consideration of the mutual covenants herein contained, the Company, the Bank and Employee, intending to be legally bound, hereby agree as follows:

        1. PURPOSE OF THIS AGREEMENT. Employee is a key officer and employee of the Bank. Although the Company does not presently anticipate a change in control of the Bank, it nevertheless desires to (i) assure the continued loyalty, cooperation and services of certain key officers and employees of the Bank if one should occur, and (ii) provide for those individuals to receive compensation under certain circumstances in connection with a change of control, if one should occur.

        2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

               (a)    A "Change in Control" shall have occurred if:

                      (i) the Company is merged or consolidated with another entity and as a result thereof less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting entity shall then be owned in the aggregate by the former shareholders of the Company; or

                      (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, or sale or other disposition of assets, or any combination of the foregoing transactions, the individuals who constitute the Board of Directors of the Company before any such transaction shall not constitute a majority of the board of directors of the surviving or resulting entity; or

                      (iii) a tender offer or exchange offer for the ownership of securities of the Company representing over twenty-five percent (25%) of the combined voting power of the Company's then outstanding voting securities is made and consummated; or

                      (iv) any "person," including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any employee stock ownership plan or similar employee benefit plan of the Company or the Bank, is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing over twenty-five percent (25%) of the combined voting power of the Company's then outstanding voting securities; or

                      (v) the Company transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Company.

               (b) "Material Change" means any action by the Successor or the Company during the Transition Period, without Employee's express written consent, that has the effect of: (i) downgrading Employee's title, or reducing the nature or scope of Employee's authority and prerogative, or materially increasing the nature or scope of his responsibilities and duties, from those applicable to him immediately prior thereto; or (ii) reducing the base salary payable to Employee from that payable to him by the Company immediately prior thereto; or (iii) failing to provide Employee with a package of fringe benefits that, though one or more elements may vary from those in effect immediately prior thereto, is substantially comparable to such fringe benefits; or (iv) changing the location of Employee's principal place of employment to a location that is outside the general metropolitan area of Syracuse, New York.

               (c) "Severance Amount" means the obligation of the Successor to pay and continue Employee's full salary, bonus and benefits set forth in Section 3 hereof.

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               (d) "Successor" means any successor to the assets, rights or business of the Company or the Bank as a result of a Change in Control, including without limitation the Company and the Bank if either of them is the surviving or resulting entity of the Change in Control.

               (e) "Transition Period" means the time period beginning with the agreement for or announcement of a proposed Change in Control and ending eighteen (18) months following the effective date of any Change in Control.

        3.     PAYMENT OF SEVERANCE AMOUNT.

               (a) If, during the term of Employee's employment as an officer of the Bank, there shall occur a Change in Control, and during the Transition Period Employee's employment with the Successor terminates for any reason, then, subject to the qualifications set forth in Section 4 hereof, the Successor shall be obligated to pay and continue Employee's full salary, bonus and benefits (to the extent that Employee's continued participation is possible under the general terms and provisions of such plans and programs) as were in effect immediately preceding the Change of Control, for a period of eighteen (18) months following the effective date of termination of employment.

               (b) Employee shall not be required to mitigate the Severance Amount by seeking other employment or otherwise, nor shall the Severance Amount be reduced or offset by any compensation earned by Employee as the result of his employment by another employer subsequent to the effective date of termination of his employment with the Successor.

        4. EFFECT OF CERTAIN TERMINATIONS. Notwithstanding Section 3 hereof, Employee shall not be entitled to receive, and the Successor shall have no obligation to pay, the Severance Amount if, during the Transition Period:

               (a) Employee voluntary terminates his employment with the Company, the Bank or Successor. However, notwithstanding any resignation or other seemingly voluntary departure, Employee's termination of employment shall not be deemed voluntary for purposes of this Agreement if Employee's employment terminates in consequence of a Material Change. In such case, Employee shall be entitled to receive, and the Successor shall be obligated to pay, the Severance Amount.

               (b) The Company, the Bank or Successor terminates Employee's employment for any of the following reasons: (i) Employee's continuing refusal to perform such services (other than services constituting a Material Change) as may reasonably be assigned to him by the Successor; or (ii) Employee's willful misconduct or gross negligence in the performance of his employment duties; or
(iii) Employee's breach of his duty of loyalty to, or acts of unfair competition with, the Successor; or (iv) Employee's conviction of any crime or offense involving money, property or personnel of the Successor, or of any other crime which constitutes a felony; or (v) Employee's illegal use, possession or being under the influence of any narcotic, controlled substance or alcoholic beverage while at work; or (vi) any conduct by Employee that, under applicable laws and regulations, disqualifies him from serving as an officer or employee of the Bank.

               (c) His employment terminates by reason of Employee's death, total disability, or normal retirement at or after age 65.

        5. PAYMENT OF ACCRUED SALARY, ETC. This Agreement shall not affect Employee's right to receive all earned but unpaid salary, accrued but unpaid vacation pay, and submitted but outstanding travel or other expenses due and owing from the Successor on the effective date of the termination of his employment, or any incentive compensation earned but unpaid prior to or coincidental with such date, all of which shall be paid by the Successor to Employee in accordance with the terms of such obligations.

        6. WITHHOLDING OF TAXES. The Successor may withhold from the Severance Amount all Federal, state, city or other taxes as may be required under any law, governmental regulation or ruling.

        7. NOT AN EMPLOYMENT AGREEMENT. Nothing contained in this Agreement is intended, nor shall it be deemed, to give Employee any rights (or impose any obligations) to continued employment by the Company, the Bank or the Successor, or give the Company, the Bank or the Successor any rights (or impose any obligations) for the continued performance of duties by Employee, or otherwise alter Employee's status as an employee at will.



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        8. AMENDMENT. This Agreement sets forth the entire understanding of the parties with respect to its subject matter, and may not be modified or terminated except upon written amendment executed by Employee, the Company and the Bank (or, if subsequent to the Change in Control, by Employee and the Successor).

        9. NO ASSIGNMENT. Employee's right to receive the Severance Amount hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this Section the Successor shall have no liability to pay the Severance Amount or any portion thereof so attempted to be assigned or transferred.

        10. BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, Employee and his personal or legal representatives, executors, administrators, heirs and distributees. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Company, the Successor and their respective successors and assigns.

        11. NOTICES. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or to the Successor (as the case may be) at the address set forth in the first paragraph of this Agreement, and addressed to Employee at his residence address as shown on the records of the Company or the Successor (as the case may be), or to such other address as either party may furnish to the other by like notice; provided, however, that notices of changes of address shall be effective only upon receipt.

        12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        13. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.



                                       SKANEATELES BANCORP, INC.


                                       By:  /s/ John P. Driscoll
                                          ---------------------------------
                                            John P. Driscoll,
                                            Chairman, President and CEO

                                       SKANEATELES SAVINGS BANK


                                       By:  /s/ John P. Driscoll
                                          ---------------------------------
                                            John P. Driscoll,
                                            Chairman, President and CEO


                                           /s/ William J. Welch
                                          ---------------------------------
                                           William J. Welch


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